Exhibit 99.1
eHealth, Inc. Announces Second Quarter 2014 Results

Second Quarter 2014 Overview

•	Revenue of $42.6 million, an increase of 7% compared to the second quarter of 2013

•	GAAP operating income of $6.3 million compared to GAAP operating income of $2.0 million for the second quarter of 2013

•	GAAP net income of $3.0 million, or $0.15 per diluted share compared to GAAP net income of $1.1 million, or $0.06 per diluted share for the second quarter of 2013

•	Non-GAAP net income of $4.3 million, or $0.22 per diluted share, compared to non-GAAP net income of $2.4 million, or $0.12 per diluted share for the second quarter of 2013

•	Total estimated members increased 14% from the second quarter of 2013

•	Submitted applications for IFP products decreased 78% from the second quarter of 2013

•	Cash flow from operations was $0.3 million compared to $6.6 million in the second quarter of 2013

MOUNTAIN VIEW, Calif.-July 30, 2014-eHealth, Inc. (NASDAQ: EHTH), the nation’s first and largest private health insurance exchange, announced today its financial results for the second quarter ended June 30, 2014.

Gary Lauer, chief executive officer of eHealth stated, “The marketplace in which we operate has changed significantly as a result of the Affordable Care Act.  In the face of these changes our overall membership has grown, our Individual & Family Plan membership has remained constant year-over-year, and we continued to see strong demand for Medicare and ancillary products.  Additionally our overall earnings grew as a result of our flexible business model.”

Second Quarter 2014 Results

Revenue-Revenue for the second quarter of 2014 totaled $42.6 million, a 7% increase compared to revenue of $39.8 million for the second quarter of 2013. Commission revenue for the second quarter of 2014 totaled $38.5 million, a 10% increase compared to commission revenue of $34.9 million for the second quarter of 2013. Medicare revenue was $7.7 million for the second quarter of 2014, a 32% increase compared to Medicare revenue of $5.8 million for the second quarter of 2013.

Income from Operations-Operating income for the second quarter of 2014 was $6.3 million, compared to $2.0 million for the second quarter of 2013. Operating margins were 15% and 5% in the second quarters of 2014 and 2013, respectively. Non-GAAP operating income for the second quarter of 2014 was $8.6 million compared to $4.2 million for the second quarter of 2013. Non-GAAP operating margins were 20% and 10% in the second quarters of 2014 and 2013, respectively. Non-GAAP operating income and margins in the second quarter of 2014 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense. Non-GAAP operating income and margins in the second quarter of 2013 exclude $1.8 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense.

EBITDA-EBITDA for the second quarter of 2014 was $9.6 million compared to EBITDA of $4.9 million for the second quarter of 2013. EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net and provision for income taxes to GAAP net income.

Pre-tax Income-Pre-tax income for the second quarter of 2014 was $6.3 million, compared to $2.0 million for the second quarter of 2013.

Net Income-Net income for the second quarter of 2014 was $3.0 million, or $0.15 per diluted share, compared to $1.1 million, or $0.06 per diluted share for the second quarter of 2013. Non-GAAP net income for the second quarter of 2014 was $4.3 million, or $0.22 per diluted share, compared to non-GAAP net income of $2.4 million, or $0.12 per diluted share for the second quarter of 2013. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2014 exclude $1.9 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.9 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the second quarter of 2013 exclude $1.8 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.9 million for related income tax benefit.

Membership-Total estimated membership at June 30, 2014 was 1,248,800 members, a 14% increase over estimated membership of 1,091,400 at June 30, 2013. Estimated individual and family plan membership was 751,000, up from estimated membership of 748,000 at June 30, 2013. Estimated Medicare membership was 113,200, a 41% increase over estimated membership of 80,400 at June 30, 2013.

Submitted Applications-Submitted applications for individual and family plan products decreased 78% in the second quarter of 2014 to 24,800 applications, compared to 110,600 applications in the second quarter of 2013. Submitted applications for Medicare products increased 52% in the second quarter of 2014 to 13,100 applications, compared to 8,600 applications in the second quarter of 2013. Submitted applications for Medicare Advantage products increased 43% in the second quarter of 2014 to 7,300 applications, compared to 5,100 applications in the second quarter of 2013. Approved members for individual and family plan products decreased 6% in the second quarter of 2014 to 95,100 members, compared to 100,700 members in the second quarter of 2013. Total approved members, including individual and family plan, Medicare plan and other product members, increased 9% to 208,000 members in the second quarter of 2014, compared to 190,500 in the second quarter of 2013.

Cash Flows-Cash flows from operations was $0.3 million for the second quarter of 2014 compared to $6.6 million for the second quarter of 2013. Cash flows from operations for the second quarter of 2014 were impacted by a $9.3 million outflow of cash for accrued marketing expenses that were predominantly incurred during the first quarter healthcare reform Open Enrollment Period but paid during the second quarter.

Year-to-Date Results

Revenue-Revenue for the six months ended June 30, 2014 totaled $93.5 million, a 13% increase compared to revenue of $83.0 million for the six months ended June 30, 2013. Commission revenue for the six months ended June 30, 2014 totaled $84.1 million, a 15% increase compared to commission revenue of $73.2 million for the six months ended June 30, 2013. Medicare revenue was $22.0 million for the six months ended June 30, 2014, a 38% increase compared to Medicare revenue of $16.0 million for the six months ended June 30, 2013.

Income from Operations- Operating income for the six months ended June 30, 2014 was $3.2 million, compared to operating income of $6.0 million for the six months ended June 30, 2013. Operating margins were 3% for the six month period ended June 30, 2014, compared to 7% for the six-month period ended June 30, 2013.

EBITDA-EBITDA for the six months ended June 30, 2014 was $10.3 million compared to EBITDA of $11.5 million for the six months ended June 30, 2013. EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net and provision for income taxes to GAAP net income.

Pre-tax Income-Pre-tax income for the six months ended June 30, 2014 was $3.2 million, compared to $5.9 million for the six months ended June 30, 2013.

Net Income-Net income for the six months ended June 30, 2014 was $1.5 million, or $0.07 per diluted share, compared to net income of $3.5 million, or $0.17 per diluted share for the six months ended June 30, 2013. Non-GAAP net income for the six months ended June 30, 2014 was $4.5 million, or $0.23 per diluted share, compared to non-GAAP net income of $6.0 million, or $0.29 per diluted share for the six months ended June 30, 2013. Non-GAAP net income and non-GAAP net income per diluted share in the six months ended June 30, 2014 exclude $4.3 million of stock-based compensation expense and $0.7 million of intangible asset amortization expense, less $2.0 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the six months ended June 30, 2013 exclude $3.4 million of stock-based compensation expense and $0.7 million of intangible asset amortization expense, less $1.7 million for related income tax benefit.

Cash Flows-Cash flows from operations was an outflow of $5.1 million for the six months ended June 30, 2014 compared to cash inflows of $6.1 million for the six months ended June 30, 2013.

Cash Balance-Cash and cash equivalents as of June 30, 2014 totaled $70.4 million, compared to $107.1 million as of December 31, 2013. The decrease in cash and cash equivalents reflects $28.3 million used to repurchase common stock, $2.3 million used to purchase property and equipment, $4.5 million to purchase intangible assets and $5.1 million used in operating activities, partially offset by cash flows provided by financing activities from the exercise of common stock options. The intangible asset purchased during the six months ended June 30, 2014 was the Internet domain name www.Medicare.com.

2014 Guidance

eHealth is revising guidance for the full year ending December 31, 2014 based on information available as of July 30, 2014. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•	Total revenue is expected to be in the range of $185 million to $194 million, compared to previous guidance of $206 million to $213 million

•	Stock-based compensation expense is expected to be in the range of $8.0 million to $9.5 million, compared to previous guidance of $8.5 million to $10.5 million

•	EBITDA* is expected to be in the range of $13.5 million to $18.5 million, compared to previous guidance of $18.0 million to $22.5 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.30 to $0.43 per share, compared to previous guidance of $0.43 to $0.51 per share

* EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

** Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information
A Webcast and conference call will be held today, Wednesday, July 30, 2014 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866 510.0707 for domestic callers and 617 597.5376 for international callers. The participant passcode is 56404902. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888 286.8010 for domestic callers and 617 801.6888 for international callers. The call ID for the replay is 93852055. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.
eHealth, Inc. (NASDAQ: EHTH) operates eHealthInsurance.com,  the nation's first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation's leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth, Inc. also provides powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

For more health insurance news and information, visit the eHealthInsurance consumer blog: Get Smart - Get Covered or visit eHealth's Affordable Care Act Resource Center at www.eHealth.com/affordable-care-act.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future events; future performance; the utility to our investors of the non-GAAP financial measures presented in this release; and our guidance for total revenue, stock-based compensation expense, EBITDA and non-GAAP net income per diluted share for the year ending December 31, 2014. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; changes in competitive landscape and product offerings among carriers and the resulting impact on eHealth’s commission revenue; increased competition from state and federal insurance exchanges; the impact of increased health insurance costs on demand; eHealth’s ability to retain existing members and limit member turnover;

eHealth’s ability to attract new members and to convert online visitors into paying members; eHealth’s ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; changes in member conversion rates; eHealth’s ability to sell qualified health insurance plans to subsidy-eligible individuals; eHealth's ability to align its expenses with its revenue; the impact of annual enrollment periods for the purchase of individual and family health insurance and its timing on eHealth’s recognition of revenue; eHealth’s ability to accurately estimate membership; the evolving nature of Affordable Care Act implementation; eHealth's ability to enter into and maintain relationships with health insurance carriers; eHealth's success in marketing and selling health insurance plans; eHealth's ability to hire, train and retain licensed health insurance agents; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; lack of membership growth and retention rates; changes in products offered on eHealth's ecommerce platform; changes in commission rates; maintaining and enhancing eHealth's brand identity; eHealth’s ability to derive desired benefits from its investments in its business, including its membership growth initiatives and development of private exchange capabilities; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; dependence on our operations in China; success of eHealth's sponsorship and advertising business; protection of intellectual property and defense against intellectual property rights claims; legal liability and regulatory penalties; changes in our management and key employees; seasonality; maintenance of relationships with business development partners; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including in connection with healthcare reform and/or with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth's ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth's website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission's website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information
This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (EBITDA); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income consists of GAAP operating income excluding the following items:

▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and

▪	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•
EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income consists of GAAP net income excluding the following items:

▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,

▪	intangible asset amortization expense, and

▪	the related income tax benefits of these excluded expenses.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.
eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provides an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:
Kate Sidorovich CFA
Vice President, Investor Relations
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

Media Contact:
Brian Mast
Vice President Communications
440 East Middlefield Road
Mountain View, CA 94043
(650) 210-3149
brian.mast@ehealth.com
http://www.ehealthinsurance.com
(Tables to Follow)
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EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2013	June 30, 2014
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$107,055	$70,382
Accounts receivable	4,586	6,863
Deferred income taxes	4,459	4,962
Prepaid expenses and other current assets	8,364	7,647
Total current assets	124,464	89,854
Property and equipment, net	10,283	10,594
Deferred income taxes	4,569	6,141
Other assets	5,518	5,195
Intangible assets, net	7,496	11,595
Goodwill	14,096	14,096
Total assets	$166,426	$137,475

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,381	$4,153
Accrued compensation and benefits	10,291	7,235
Accrued marketing expenses	8,227	2,141
Deferred revenue	1,784	1,512
Other current liabilities	2,561	2,466
Total current liabilities	27,244	17,507
Non-current liabilities	6,165	5,873

Stockholders’ equity:
Common stock	28	29
Additional paid-in capital	252,361	260,207
Treasury stock, at cost	(149,998)	(178,254)
Retained earnings	30,466	31,936
Accumulated other comprehensive income	160	177
Total stockholders’ equity	133,017	114,095
Total liabilities and stockholders’ equity	$166,426	$137,475

(1)	The condensed consolidated balance sheet at December 31, 2013 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts, unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014

Revenue
Commission	$34,942	$38,526	$73,193	$84,103
Other	4,858	4,068	9,814	9,431
Total revenue	39,800	42,594	83,007	93,534
Operating costs and expenses:
Cost of revenue	984	892	3,635	3,005
Marketing and advertising (1)	13,761	9,609	28,596	32,718
Customer care and enrollment (1)	7,812	8,984	14,978	18,697
Technology and content (1)	7,727	9,550	14,468	20,017
General and administrative (1)	7,132	6,857	14,651	15,151
Amortization of intangible assets	353	354	707	708
Total operating costs and expenses	37,769	36,246	77,035	90,296
Income from operations	2,031	6,348	5,972	3,238
Other expense, net	(21)	(29)	(46)	(68)
Income before provision for income taxes	2,010	6,319	5,926	3,170
Provision for income taxes	864	3,296	2,419	1,700
Net income	$1,146	$3,023	$3,507	$1,470

Net income per share:
Basic	$0.06	$0.16	$0.18	$0.08
Diluted	$0.06	$0.15	$0.17	$0.07

Weighted-average number of shares used in per share amounts:
Basic	18,946	18,978	19,754	18,914
Diluted	19,496	19,775	20,324	19,821

(1) Includes stock-based compensation as follows:
Marketing and advertising	$470	$579	$929	$1,236
Customer care and enrollment	81	71	169	167
Technology and content	385	429	704	991
General and administrative	846	771	1,614	1,901
Total	$1,782	$1,850	$3,416	$4,295

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Operating activities
Net income	$1,146	$3,023	$3,507	$1,470
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(562)	(427)	(3,449)	(2,035)
Depreciation and amortization	748	1,062	1,390	2,061
Amortization of book-of-business consideration	451	231	2,548	1,805
Amortization of intangible assets	353	354	707	708
Stock-based compensation expense	1,782	1,850	3,416	4,295
Deferred rent	824	26	827	34
Changes in operating assets and liabilities:
Accounts receivable	2,030	1,523	(866)	(2,277)
Prepaid expenses and other assets	(1,744)	2,423	(1,176)	(1,073)
Accounts payable	54	1,746	(1,541)	(227)
Accrued compensation and benefits	1,084	(1,666)	(530)	(3,051)
Accrued marketing expenses	(683)	(9,267)	(575)	(6,086)
Deferred revenue	449	(221)	887	(603)
Other current liabilities	703	(349)	952	(123)
Net cash provided by (used in) operating activities	6,635	308	6,097	(5,102)

Investing activities
Purchases of property and equipment	(2,282)	(1,225)	(3,821)	(2,340)
Purchase of intangible asset	—	—	—	(4,500)
Net cash used in investing activities	(2,282)	(1,225)	(3,821)	(6,840)

Financing activities
Net proceeds from exercise of common stock options	1,326	961	2,549	3,244
Cash used to net-share settle equity awards	(22)	(51)	(842)	(3,355)
Excess tax benefits from stock-based compensation	469	443	3,926	3,663
Repurchase of common stock	(30,000)	(28,256)	(59,007)	(28,256)
Principle payments in connection with capital leases	(13)	(27)	(26)	(40)
Net cash used in financing activities	(28,240)	(26,930)	(53,400)	(24,744)

Effect of exchange rate changes on cash and cash equivalents	(10)	1	(12)	13

Net decrease in cash and cash equivalents	(23,897)	(27,846)	(51,136)	(36,673)
Cash and cash equivalents at beginning of period	113,610	98,228	140,849	107,055
Cash and cash equivalents at end of period	$89,713	$70,382	$89,713	$70,382

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(Unaudited)

Key Metrics:	Three Months Ended June 30, 2013	Three Months Ended June 30, 2014

Operating cash flows (1)	$6,635,000	$308,000

IFP submitted applications (2)	110,600	24,800

IFP approved members (3)	100,700	95,100
Total approved members (4)	190,400	208,000

Commission revenue (5)	$34,942,000	$38,526,000
Commission revenue per estimated member for the period (6)	$32.58	$30.40

	As of June 30, 2013	As of June 30, 2014

IFP estimated membership (7)	748,000	751,000
Medicare estimated membership (8)	80,400	113,200
Other estimated membership (9)	263,000	384,600
Total estimated membership (10)	1,091,400	1,248,800

Other Metrics:	Three Months Ended June 30, 2013	Three Months Ended June 30, 2014

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	49%	61%
Marketing partners (12)	32%	27%
Online advertising (13)	19%	12%
Total	100%	100%

Notes:

(1)	Net cash used in operating activities for the period from the condensed consolidated statements of cash flows.
(2)
IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.
(6)
Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See the note below and our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)
Estimated number of members active on IFP insurance policies as of the date indicated. See the note below and our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)
Estimated number of members active on Medicare insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)
Estimated number of members active on insurance policies other than IFP and Medicare policies as of the date indicated. See our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(10)
Estimated number of members active on all insurance policies as of the date indicated. See the note below and our Form 10-K for the year ended December 31, 2013 - Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations - Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(11)
Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(12)
Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(13)
Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

Note: Historically, to calculate the estimated number of members active on individual and family plan insurance policies, we have taken the sum of (i) the number of IFP members for whom we have received or applied a commission payment for the month that is six months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the six-month period and (ii) the number of approved members over the six-month period prior to the date of estimation after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations through the date of the estimate. Historically, the percentage of our members who did not accept their approved policy remained at a relatively constant rate. However, we have observed an increase in the number of members who ultimately did not accept their approved policies, compared to our historical experience, for policies that were submitted in the quarter ended March 31, 2014. This lower acceptance rate was used to estimate the assumed number of members who did not accept their approved policy for the six months ended June 30, 2014. As a result, for the purpose of estimating the number of members active on individual and family plan insurance policies as of June 30, 2014, we have assumed and applied a higher percentage of members who do not accept their approved policy as compared to the assumption we used in prior periods. Further, as disclosed in our earnings release and Form 10-Q for the quarter ended March 31, 2014, we estimated a potentially higher membership churn as compared to historical levels on January 1, 2014 due to policy terminations on December 31, 2013 as a result of the Affordable Care Act. As a result, consistent with our estimation process for the quarter ended March 31, 2014, we have used January 1, 2014 (rather than December 31, 2013) as the beginning of our six-month period for purpose of estimating the number of members active on individual and family plan insurance policies as of June 30, 2014

After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We reflect updated information regarding our membership in the membership estimate for the period when we receive such updated information, if applicable. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. In addition, and as a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions such as health care reform implementation on our membership retention. Health care reform and other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
GAAP TO NON-GAAP RECONCILIATION
FOR THE THREE MONTHS ENDED JUNE 30, 2014
(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2014
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$38,526	90%	$—	$38,526	90%
Other	4,068	10	—	4,068	10
Total revenue	42,594	100	—	42,594	100
Operating costs and expenses:
Cost of revenue	892	2	—	892	2
Marketing and advertising (1)	9,609	23	(579)	9,030	21
Customer care and enrollment (1)	8,984	21	(71)	8,913	21
Technology and content (1)	9,550	22	(429)	9,121	21
General and administrative (1)	6,857	16	(771)	6,086	14
Amortization of intangible assets (2)	354	1	(354)	—	—
Total operating costs and expenses	36,246	85	(2,204)	34,042	80
Income from operations	6,348	15	2,204	8,552	20
Other expense, net	(29)	—	—	(29)	—
Income before provision for income taxes	6,319	15	2,204	8,523	20
Provision for income taxes (3)	3,296	8	886	4,182	10
Net income (4)	$3,023	7%	$1,318	$4,341	10%

Net income per share: (4)
Basic - common stock	$0.16		$0.07	$0.23
Diluted - common stock	$0.15		$0.07	$0.22

Weighted-average number of shares used in per share amounts:
Basic - common stock	18,978		18,978	18,978
Diluted - common stock	19,775		19,775	19,775

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)
Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)
Non-GAAP net income and non-GAAP net income per share excludes stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.
GAAP TO NON-GAAP RECONCILIATION
FOR THE THREE MONTHS ENDED JUNE 30, 2013
(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended June 30, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$34,942	88%	$—	$34,942	88%
Other	4,858	12	—	4,858	12
Total revenue	39,800	100	—	39,800	100
Operating costs and expenses:
Cost of revenue	984	2	—	984	2
Marketing and advertising (1)	13,761	35	(470)	13,291	33
Customer care and enrollment (1)	7,812	20	(81)	7,731	19
Technology and content (1)	7,727	19	(385)	7,342	18
General and administrative (1)	7,132	18	(846)	6,286	16
Amortization of intangible assets (2)	353	1	(353)	—	—
Total operating costs and expenses	37,769	95	(2,135)	35,634	90
Income from operations	2,031	5	2,135	4,166	10
Other expense, net	(21)	—	—	(21)	—
Income before provision for income taxes	2,010	5	2,135	4,145	10
Provision for income taxes (3)	864	2	860	1,724	4
Net income (4)	$1,146	3%	$1,275	$2,421	6%

Net income per share: (4)
Basic - common stock	$0.06		$0.07	$0.13
Diluted - common stock	$0.06		$0.06	$0.12

Weighted-average number of shares used in per share amounts:
Basic - common stock	18,946		18,946	18,946
Diluted - common stock	19,496		19,496	19,496

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)
Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)
Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.
GAAP TO NON-GAAP RECONCILIATION
FOR THE SIX MONTHS ENDED JUNE 30, 2014
(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Six Months Ended June 30, 2014
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$84,103	90%	$—	$84,103	90%
Other	9,431	10	—	9,431	10
Total revenue	93,534	100	—	93,534	100
Operating costs and expenses:
Cost of revenue-sharing	3,005	3	—	3,005	3
Marketing and advertising (1)	32,718	35	(1,236)	31,482	34
Customer care and enrollment (1)	18,697	20	(167)	18,530	20
Technology and content (1)	20,017	21	(991)	19,026	20
General and administrative (1)	15,151	16	(1,901)	13,250	14
Amortization of intangible assets (2)	708	1	(708)	—	—
Total operating costs and expenses	90,296	97	(5,003)	85,293	91
Income from operations	3,238	3	5,003	8,241	9
Other expense, net	(68)	—	—	(68)	—
Income before provision for income taxes	3,170	3	5,003	8,173	9
Provision for income taxes (3)	1,700	2	2,012	3,712	4
Net income (4)	$1,470	2%	$2,991	$4,461	5%

Net income per share: (4)
Basic - common stock	$0.08		$0.16	$0.24
Diluted - common stock	$0.07		$0.15	$0.23

Weighted-average number of shares used in per share amounts:
Basic - common stock	18,914		18,914	18,914
Diluted - common stock	19,821		19,821	19,821

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)
Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)
Non-GAAP net income and non-GAAP net income per share excludes stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.
GAAP TO NON-GAAP RECONCILIATION
FOR THE SIX MONTHS ENDED JUNE 30, 2013
(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Six Months Ended June 30, 2013
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$73,193	88%	$—	$73,193	88%
Other	9,814	12	—	9,814	12
Total revenue	83,007	100	—	83,007	100
Operating costs and expenses:
Cost of revenue-sharing	3,635	4	—	3,635	4
Marketing and advertising (1)	28,596	34	(929)	27,667	33
Customer care and enrollment (1)	14,978	18	(169)	14,809	18
Technology and content (1)	14,468	17	(704)	13,764	17
General and administrative (1)	14,651	18	(1,614)	13,037	16
Amortization of intangible assets (2)	707	1	(707)	—	—
Total operating costs and expenses	77,035	93	(4,123)	72,912	88
Income from operations	5,972	7	4,123	10,095	12
Other expense, net	(46)	—	—	(46)	—
Income before provision for income taxes	5,926	7	4,123	10,049	12
Provision for income taxes (3)	2,419	3	1,655	4,074	5
Net income (4)	$3,507	4%	$2,468	$5,975	7%

Net income per share: (4)
Basic - common stock	$0.18		$0.12	$0.30
Diluted - common stock	$0.17		$0.12	$0.29

Weighted-average number of shares used in per share amounts:
Basic - common stock	19,754		19,754	19,754
Diluted - common stock	20,324		20,324	20,324

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)
Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)
Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.
GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2014
(In thousands, unaudited)

EBITDA Reconciliation
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Net income	$1,146	$3,023	$3,507	$1,470
Stock-based compensation expense (1)	1,782	1,850	3,416	4,295
Depreciation and amortization (2)	748	1,062	1,390	2,061
Amortization of intangible assets (2)	353	354	707	708
Other expense, net (3)	21	29	46	68
Provision for income taxes (4)	864	3,296	2,419	1,700
EBITDA	$4,914	$9,614	$11,485	$10,302

Explanation of adjustments

(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other expense, net.
(4)	Non-GAAP EBITDA excludes income tax expense.